Exhibit 26
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                                                                  Exhibit E
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                                  RESTATED
                                   BYLAWS
                                     OF
                          XO COMMUNICATIONS, INC.

          These Bylaws are intended to conform to the mandatory requirements of the General Corporation Law of Delaware (the "Act"). Any ambiguity arising between these Bylaws and the discretionary provisions of the Act shall be resolved in favor of the application of the Act.

                                 ARTICLE I.

                                STOCKHOLDERS

     Section 1. Place.

          Stockholders meetings shall be held at the registered office of the Corporation unless a different place shall be designated by the Board of Directors.

     Section 2. Annual Meeting.

          The annual meeting of the Stockholders shall be held on the date and time designated by the Board of Directors. The meeting shall be held for the purpose of electing Directors and for the transaction of such other business as may come before the meeting, whether stated in the notice of meeting or not, except as otherwise expressly stated in the Certificate of Incorporation. If the election of Directors shall not be held on the day designated herein, the Board of Directors shall cause the election to be held at a special meeting of the Stockholders on the next convenient day.

     Section 3. Special Meetings.

          Special meetings of the Stockholders may be called by the President or the Board of Directors for any purpose at any time, and shall be called by the President at the request of the holders of shares entitled to cast at least 25% of votes eligible to be cast. Special meetings shall be held at such place or places within or without the state of Delaware as shall be designated by the Board of Directors and stated in the notice of such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

     Section 4. Notice.

          Written or printed notice stating the place, hour and day of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each Stockholder of record entitled to vote at such meeting, or for such other notice period as may be required by the Act. Such notice and the effective date thereof shall be determined as provided in the Act.

     Section 5. Quorum.

          A majority of votes entitled to be cast by the shares issued, outstanding and entitled to vote upon the subject matter at the time of the meeting, represented in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the Stockholders, unless the representation of a larger number of shares shall be required by law, by the Certificate of Incorporation or by these Bylaws, in which case the representation of the number of shares so required shall constitute a quorum; provided that at any meeting of the Stockholders at which the holders of any class of stock of the Corporation shall be entitled to vote separately as a class, the holders of a majority in number of the total outstanding shares of such class, present in person or by proxy, shall constitute a quorum for purposes of such class vote unless the representation of a larger number of shares of such class shall be required by law, the Certificate of Incorporation or by these Bylaws.

     Section 6. Adjourned Meetings.

          If there is no quorum present at any annual or special meeting the Stockholders present may adjourn to such time and place as may be decided upon by the holders of the majority of the shares present, in person or by proxy; provided, that if the holders of any class of stock of the Corporation are entitled to vote separately as a class upon any matter at such meeting, any adjournment of the meeting in respect of action by such class upon such matter shall be determined by the holders of a majority of the shares of such class present in person or by proxy and entitled to vote at such meeting. When a meeting is adjourned to another time or place, notice of such adjournment shall be given in accordance with
Section 4 of this Article, but if a quorum is present, adjournment may be taken from day to day or to such time and place as may be decided and announced by the Stockholders holding a majority of the shares present in person or by proxy, and subject to the requirements of the Act, no notice of such adjournment need be given; provided, that, any adjournment of a meeting in respect of action by holders of any class of stock of the Corporation that are entitled to vote separately as a class upon any matter at such meeting, may be taken from day to day or to such time and place as may be decided and announced by the holders of a majority of the shares of such class present in person or by proxy and entitled to vote at such meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

     Section 7. Voting.

          Each Stockholder entitled to vote on the subject matter shall be entitled to that number of votes provided in the Certificate of Incorporation for each share of stock standing in the name of the Stockholder on the books of the Corporation at the time of the closing of the transfer books for said meeting, whether represented and present in person or by proxy. Except as otherwise provided in the Certificate of Incorporation, these Bylaws or by law, Directors shall be elected by a plurality of the votes cast at a meeting of Stockholders by the Stockholders entitled to vote in the election and, whenever any corporate action, other than the election of Directors is to be taken, it shall be authorized by the affirmative vote of the holders of a majority of the shares of each class represented at the meeting and entitled to vote thereon. The Stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

          The Secretary shall prepare and make, at least ten days before every election of Directors, a complete list of the Stockholders entitled to vote, arranged in alphabetical order and showing the address of each Stockholder and the number of shares of each Stockholder. Such list shall be open at the offices of the Corporation for said ten days, to the examination of any Stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any Stockholder who may be present.

     Section 8. Proxies.

          At all meetings of Stockholders, a Stockholder may vote in person or by proxy executed in writing by the Stockholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     Section 9. Record Date.

          The Board of Directors is authorized to fix in advance a date not exceeding sixty days nor less than ten days preceding the date of any meeting of the Stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of Stockholders for any purposes, as a record date for the determination of the Stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such Stockholders and only such Stockholders as shall be Stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed pursuant to this Section.

     Section 10. Conduct of Meetings.

          The Chairman of the Board of Directors or, in his absence the Chief Executive Officer, President, or the Vice President designated by the Chairman of the Board, shall preside at all regular or special meetings of Stockholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to Stockholders to speak, governing all aspects of the conduct of such meetings.

                                ARTICLE II.

                                 DIRECTORS

     Section 1. In General.

          The business and affairs of the Corporation shall be managed by a Board of Directors which, prior to the Board Representation Date, shall consist of twelve (12) Directors. At and after the Board Representation Date, the Board of Directors shall consist of such greater number of Directors as may be fixed from time to time by resolution of the Board of Directors, consistent with the Stockholders Agreement (to the extent it is in effect). The initial members of the Board of Directors shall be appointed in accordance with the Stockholders Agreement and shall, subject to the Stockholders Agreement (to the extent it is in effect), hold office until the first annual meeting of the Stockholders and his or her successor shall have been duly elected and qualified (or until his or her earlier death, resignation or removal). Thereafter, Directors shall be appointed or nominated in accordance with the Stockholders Agreement (to the extent it is in effect) and the term of such Directors shall begin upon each Director's election by the Stockholders as provided in Article I, Section 7 above, and shall continue until his or her successor shall have been elected and qualified (or until his or her earlier death, resignation or removal).

     Section 2. Powers.

          The corporate powers, business, property and interests of the Corporation shall be exercised, conducted and controlled by the Board of Directors, which shall have all power necessary to conduct, manage and control its affairs, and to make such rules and regulations as it may deem necessary as provided by the Act; to appoint and remove all officers, agents and employees; to prescribe their duties and fix their compensation; to call special meetings of Stockholders whenever it is deemed necessary by the Board, to incur indebtedness and to give securities, notes and mortgages for same, all in a manner consistent with the Certificate of Incorporation and the Stockholders Agreement (to the extent it is in effect). It shall be the duty of the Board to cause a complete record to be kept of all the minutes, acts, and proceedings of its meetings.

     Section 3. Vacancies.

          Subject to the terms of the Stockholders Agreement (to the extent it is in effect), upon a vacancy on the Board of Directors occurring as a result of the death, resignation or removal of any Director, the Board of Directors shall, by the affirmative vote of a majority of the remaining Directors, appoint or nominate a person to fill such vacancy. Any Director appointed (or nominated and elected) to replace another Director shall serve for the remainder of the term of the Director being replaced, subject to earlier death, resignation or removal or until his successor shall have been duly elected and qualified.

          The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bylaws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act only for the purpose of (i) filling such vacancy in accordance with the terms of these Bylaws and the Stockholders Agreement (to the extent it is in effect); or
(ii) preserving the assets of the Corporation.

          In the event that at any time during the term of the Stockholders Agreement there exist vacancies on the Board due to the death, resignation or removal of a Forstmann Little Designee or a Telmex Designee, each of the Investors agrees to use its best efforts to designate successors to fill any such vacancies as promptly as practicable, but in no event later than the 30th day following such vacancy (the period from the first date of such vacancy until the earlier to occur of the filling of such vacancy or the 30th day thereafter, the "Vacancy Period"); provided, however, that if such vacancy is not filled during such 30-day period, the Investor that has the right to fill such vacancy may do so at any time following such 30-day period. During the Vacancy Period, no action (except for such Board actions as are required to fill such vacancy in accordance with the terms of the Stockholders Agreement (to the extent it is in effect)) may be taken by the Board until such vacancy is filled or this requirement is waived by the Investor that has the right to fill such vacancy.

     Section 4. Annual Meeting.

          There shall be an annual meeting of the Board of Directors which shall be held at such time and at such place as shall be determined by the Board of Directors.

     Section 5. Special Meeting.

          Special meetings may be called from time to time by the President or any one of the Directors. Any business may be transacted at any special meeting.

     Section 6. Quorum.

          A majority of the Directors shall constitute a quorum. As long as the Certificate of Incorporation so requires, a quorum of the Board of Directors shall include at least one Forstmann Little Designee and one Telmex Designee (which, prior to the Board Representation Date, shall be a Telmex Independent Designee, to the extent a Telmex Independent Designee has been appointed pursuant to Section 2.2(a) of the Stockholders Agreement). The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum shall be present. Interested Directors may be counted for quorum purposes.

     Section 7. Notice and Place of Meetings.

          Notice of all Directors' meetings shall be given in accordance with the Act. No notice need be given of any annual meeting of the Board of Directors. One day prior notice shall be given for all special meetings of the Board, but the purpose of special meetings need not be stated in the notice.

          Meetings of the Board of Directors may be held at the principal office of the Corporation, or at such other place as shall be stated in the notice of such meeting. Members of the Board of Directors, or any committee designated by the Board of Directors, shall, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, have the power to participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at this meeting.

     Section 8. Compensation.

          By resolution of the Board of Directors, each Director may either be (i) reimbursed for his reasonable out-of-pocket expenses, if any, in connection with performing his or her duties, including without limitation the reasonable out-of-pocket expenses incurred by such person attending meetings of the Board or any committee thereof or meetings of any board of Directors or other similar managing body (and any committee thereof) of any Subsidiary of the Corporation or (ii) paid a fixed fee for attending each meeting of the Board of Directors, or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 9. Removal or Resignation of Directors.

          Any Director may resign by delivering written notice of the resignation to the Board of Directors or an officer of the Corporation. All or any number of the Directors may be removed, with or without cause, at a meeting expressly called for that purpose by a vote of the holders of the majority of the shares then entitled to vote at an election of Directors. Except as set forth in the preceding sentence, during the term of the Stockholders Agreement no Forstmann Little Designee may be removed from office except by Forstmann Little and no Telmex Designee may be removed from office except by Telmex. Forstmann Little shall have the right to remove any Forstmann Little Designee and Telmex shall have the right to remove any Telmex Designee, in each case, with or without cause, at any time.

     Section 10. Presumption of Assent.

          A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless his dissent shall be manifested in the manner required by the Act. Such right to dissent shall not apply to a Director who voted in favor of such action.

     Section 11. Committees.

          The Board of Directors shall annually, during the term of the Stockholders Agreement, appoint an Executive Committee in accordance with the Certificate of Incorporation. Other committees of two or more Directors, may be appointed by the Board of Directors, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors. The Board of Directors shall annually, during the term of the Stockholders Agreement, appoint an Audit and a Compensation Committee. Subject to the Stockholders Agreement (to the extent it is in effect), the federal securities laws, and the rules and regulations of the Securities and Exchange Commission and any stock exchange or quotation system on which the Common Stock is quoted or listed, so long as an Investor Beneficially Owns shares of Common Stock representing at least 10% of the outstanding shares of Common Stock, at least one of the Director designees of such Investor (which, as to Telmex, prior to the Board Representation Date, shall be a Telmex Independent Designee, to the extent a Telmex Independent Designee has been designated pursuant to Section 2.2(a) of the Stockholders Agreement) shall be entitled to sit on each committee of the Board and the Corporation shall cause such designee to be appointed to each of the committees of the Board as may be requested at any time or from time to time by Forstmann Little or Telmex, as the case may be.

          Subject to the terms of the Certificate of Incorporation and the Stockholders Agreement (to the extent it is in effect), any member of a committee may be removed at any time, with or without cause, by a resolution of a majority of the whole Board of Directors. Any vacancy in the Executive Committee may be filled, subject to the terms of the Certificate of Incorporation and the Stockholders Agreement (to the extent it is in effect), from among the Directors by a resolution of a majority of the whole Board of Directors.

                                ARTICLE III.

                  OFFICERS AND AGENTS - GENERAL PROVISIONS

     Section 1. Number, Election and Term.

          Officers of the Corporation shall be a Chief Executive Officer, President, Secretary, and Treasurer. Officers shall be elected by the Board of Directors at its first meeting, and at each regular annual meeting of the Board of Directors thereafter. Each officer shall hold office until the next succeeding annual meeting of the Directors and until his successor shall be elected and qualified. Any one person may hold more than one office if it is deemed advisable by the Board of Directors.

     Section 2. Additional Officers and Agents.

          The Board of Directors may appoint and create such other officers and agents as may be deemed advisable and prescribe their duties.

     Section 3. Resignation or Removal.

          Any officer or agent of the Corporation may resign from such position by delivering written notice of the resignation to the Board of Directors, but such resignation shall be without prejudice to the contract rights, if any, of the Corporation. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     Section 4. Vacancies.

          Vacancies in any office caused by any reason shall be filled by the Board of Directors at any meeting by selecting a suitable and qualified person to act during the unexpired term.

     Section 5. Salaries.

          The salaries of all the officers, agents and other employees of the Corporation shall be fixed by the Board of Directors and may be changed from time to time by the Board, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation. All Directors, including interested Directors, are specifically authorized to participate in the voting of such compensation irrespective of their interest.

                                ARTICLE IV.

                           DUTIES OF THE OFFICERS

     Section 1. Chairman of the Board.

          The Chairman of the Board, if any, shall be a member of the Board of Directors and, subject to Sections 2 and 3 of this Article IV, shall preside at all meetings of the Stockholders and Directors; perform all duties required by the Bylaws of the Corporation, and as may be assigned from time to time by the Board of Directors; and shall make such reports to the Board of Directors and Stockholders as may be required.

     Section 2. Chief Executive Officer.

          The Chief Executive Officer, if any, shall have general charge and control of the affairs of the Corporation subject to the direction of the Board of Directors; sign as President all certificates of stock of the Corporation; perform all duties required by the Bylaws of the Corporation, and as may be assigned from time to time by the Board of Directors; and shall make such reports to the Board of Directors and Stockholders as may be required. In addition, if no Chairman of the Board is elected by the Board or if the Chairman is unavailable, the Chief Executive Officer shall perform all the duties required of such officer by these Bylaws.

     Section 3. President.

          The President shall, if no Chief Executive Officer shall have been appointed or if the Chief Executive Officer is unavailable, perform all of the duties of the Chief Executive Officer. If a Chief Executive Officer shall have been appointed, the President shall perform such duties as shall be assigned by the Board of Directors, and in the case of absence, death or disability of the Chief Executive Officer, shall perform and be vested with all of the duties and powers of the Chief Executive Officer, until the Chief Executive Officer shall have resumed such duties or the Chief Executive Officer's successor shall have been appointed.

     Section 4. Vice President.

          The Vice President, or any of them, shall perform such duties as shall be assigned by the Board of Directors, and in the case of absence, disability or death of the President, the Vice President shall perform and be vested with all the duties and powers of the President, until the President shall have resumed such duties or the President's successor is elected. In the event there is more than one Vice President, the Board of Directors may designate one or more of the Vice Presidents as Executive Vice Presidents, who, in the event of the absence, disability or death of the President shall perform such duties as shall be assigned by the Board of Directors.

     Section 5. Secretary.

          The Secretary shall keep a record of the proceedings at the meetings of the Stockholders and the Board of Directors and shall give notice as required in these Bylaws of all such meetings; have custody of all the books, records and papers of the Corporation, except such as shall be in charge of the Treasurer or some other person authorized to have custody or possession thereof by the Board of Directors; sign all Certificates of Stock of the Corporation; from time to time make such reports to the officers, Board of Directors and Stockholders as may be required and shall perform such other duties as the Board of Directors may from time to time delegate. In addition, if no Treasurer is elected by the Board, the Secretary shall perform all the duties required of the office of Treasurer by the Act and these Bylaws.

     Section 6. Treasurer.

          Treasurer shall keep accounts of all monies of the Corporation received or disbursed; from time to time make such reports to the officers, Board of Directors and Stockholders as may be required, perform such other duties as the Board of Directors may from time to time delegate.

     Section 7. Assistant Secretary.

          The Assistant Secretary, if any, shall assist the Secretary in all duties of the office of Secretary. In the case of absence, disability or death of the Secretary, the Assistant Secretary shall perform and be vested with all the duties and powers of the Secretary, until the Secretary shall have resumed such duties or the Secretary's successor is elected.

     Section 8. Assistant Treasurer.

          The Assistant Treasurer, if any, shall assist the Treasurer in all duties of the office of Treasurer. In the case of absence, disability or death of the Treasurer, the Assistant Treasurer shall perform and be vested with all the duties and powers of the Secretary, until the Treasurer shall have resumed such duties or the Treasurer's successor is elected.

                                 ARTICLE V.

                                   STOCK

     Section 1. Certificates.

          The shares of stock of the Corporation shall be evidenced by an entry in the stock transfer records of the Corporation, and may be represented by stock certificates in a form adopted by the Board of Directors and every person who shall become a Stockholder shall be entitled, upon request, to a certificate of stock. All certificates shall be consecutively numbered by class. Certificates, if any, shall be signed by the Chairman of the Board of Directors, the President or one of the Vice Presidents, and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, provided, however, that where such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such officer may be facsimile. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Act, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each Stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 2. Transfer of Certificates.

          Any certificates of stock transferred by endorsement shall be surrendered, canceled and new certificates issued to the purchaser or assignee.

     Section 3. Transfer of Shares.

          Shares of stock shall be transferred only on the books of the Corporation by the holder thereof, in person or by his attorney, and no transfers of certificates of stock shall be binding upon the Corporation unless made in accordance with the Stockholders Agreement, if applicable, and until the terms of this Section and, with respect to certificated shares, the terms of Section 2 of this Article are met to the satisfaction of the Secretary of the Corporation.

          The Board of Directors may make other and further rules and regulations concerning the transfer and registration of shares of the Corporation, and may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both.

          The stock ledgers of the Corporation, containing the names and addresses of the Stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or at the offices of the transfer agent of the Corporation.

     Section 4. Lost Certificates.

          In the case of loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.

     Section 5. Dividends.

          The Board of Directors may from time to time declare, and the Corporation may then pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Act and in its Certificate of Incorporation.

     Section 6. Working Capital.

          Before the payment of any dividends or the making of any distributions of the net profits, the Board of Directors may set aside out of the net profits of the Corporation such sum or sums as in their discretion they think proper, as a working capital or as a reserve fund to meet contingencies. The Board of Directors may increase, diminish or vary the capital of such reserve fund in their discretion.

                                ARTICLE VI.

                                    SEAL

          There shall be no corporate seal.

                                ARTICLE VII.

                              WAIVER OF NOTICE

          Whenever any notice is required to be given to any Stockholder or Director of the Corporation, a waiver signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

                               ARTICLE VIII.

                    ACTION BY STOCKHOLDERS OR DIRECTORS
                             WITHOUT A MEETING

          Any action required to be taken at a meeting of the Stockholders of the Corporation, or any other action which may be taken at a meeting of the Stockholders, may be taken without a meeting, if a consent in writing setting forth the actions so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted with respect to the subject matter thereof. Such consent shall have the same effect and force as a vote of said Stockholders.

          Any action required to be taken at a meeting of the Board of Directors of the Corporation, or any other action which may be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if a consent in writing setting forth the actions so taken shall be signed by all of the members of the Board of Directors or committee, as the case may be. Such consent shall have the same effect and force as a unanimous vote of said Directors or committee.

                                ARTICLE IX.

                               MISCELLANEOUS

     Section 1. Fiscal Year.

          The fiscal year of the Corporation shall be fixed, and may be changed, by resolution of the Board of Directors.

     Section 2. Notices.

          Except as otherwise expressly provided, any notice required by these Bylaws to be given shall be sufficient if given as provided in the General Corporation Law of Delaware.

     Section 3. Waiver of Notice.

          Any Stockholder or Director may at any time, by writing or by fax, waive any notice required to be given under these Bylaws, and if any Stockholder or Director shall be present at any meeting his presence shall constitute a waiver of such notice.

     Section 4. Voting Stock of Other Corporations.

          Except as otherwise ordered by the Board of Directors, the Chairman of the Board, Chief Executive Officer, President, Secretary or Treasurer, or any Vice President, Assistant Secretary or Assistant Treasurer, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the Stockholders of any corporation of which the Corporation is a stockholder and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting such person shall possess and may exercise any and all rights and powers incident to ownership of such stock and which, as owner thereof, the Corporation might have possessed and exercised if present.

                                 ARTICLE X.

                   AMENDMENTS AND STOCKHOLDERS AGREEMENT

          Subject to the terms of the Stockholders Agreement (to the extent it is in effect), any and all of these Bylaws may be altered, amended, repealed or suspended by the affirmative vote of a majority of the Directors at any meeting of the Directors or by the Stockholders as provided in the Certificate of Incorporation. New Bylaws may be adopted in like manner.

          These Bylaws shall be read subject to and in accordance with the Stockholders Agreement, until such time as the Stockholders Agreement terminates in accordance with its terms. In the event of a conflict between these Bylaws and the Stockholders Agreement (to the extent it is in effect), the Stockholders Agreement shall prevail.

                                ARTICLE XI.

                                DEFINITIONS

          For purposes of these Bylaws, the following capitalized terms shall have the following meanings:

          "Beneficial Ownership" shall have the meaning ascribed to such term in Rules 13d-3 and 13d-5 under the Exchange Act, except that, solely for the purpose of determining "Beneficial Ownership," (i) a Person shall be deemed to have "Beneficial Ownership" of all shares of Common Stock that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, and (ii) "Beneficial Ownership" shall be determined without regard to any disclaimer of beneficial ownership and without regard to the fact that one or more classes of the Common Stock is not registered under the Exchange Act; provided, however, that an Investor shall be deemed to Beneficially Own shares of Class A Common Stock only at such time, and to the extent, that it has record ownership of shares of Class A Common Stock and shall not be deemed to Beneficially Own shares of Class A Common Stock by virtue of its ownership of shares of Class C Common Stock or Class D Common Stock or any other option, warrant or security exercisable for or convertible into shares of Class A Common Stock. Correlative meanings shall also be ascribed to the terms "Beneficially Own" and "Beneficial Owner".

          "Board Representation Date" shall mean the earlier of (i) the first date on which the Board of Directors has received written notice from Telmex that Telmex desires to designate Directors to the Board pursuant to the Stockholders Agreement, and Telmex has determined in good faith, after consultation with its legal counsel, which counsel shall be an outside law firm of national reputation, that one or more directors, officers or employees of Telmex or a Subsidiary of Telmex can become Directors without violating Section 8 of the Clayton Antitrust Act of 1914, as amended, and
(ii) the first date upon which any director, officer or employee of Telmex or a Subsidiary of Telmex is elected or appointed as a Director.

          "Exchange Act" shall mean the United States Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

          "Forstmann Little Designee" or "Forstmann Little Designees" shall mean a Director, or the Directors, nominated or appointed by Forstmann Little pursuant to the Stockholders Agreement (other than Telmex
Independent Designees).

          "Permitted Transferee" shall mean any Person to whom Restricted Securities are Transferred (as such terms are defined in the Stockholders Agreement), in accordance with the terms of the Stockholders Agreement.

          "Person" shall mean any individual, corporation, limited liability company, partnership, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Stockholders Agreement" shall mean the Stockholders Agreement, dated as of ________, 2002, and as amended from time to time, by and among Forstmann Little & Co. Equity Partnership-VII, L.P., a Delaware limited partnership ("Equity VII"), Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P., a Delaware limited partnership ("MBO VIII" and collectively with Equity VII and their Permitted Transferees, "Forstmann Little"), [Telefonos de Mexico, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States] (together with its Subsidiaries and its Permitted Transferees, "Telmex" and Telmex and Forstmann Little sometimes being herein collectively referred to as the "Investors" and individually as an "Investor"), and the Corporation.

          "Subsidiary" of any Person shall mean (i) a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

          "Telmex Designee" or "Telmex Designees" shall mean a Director, or the Directors, appointed or nominated by Telmex pursuant to the Stockholders Agreement (including the Telmex Independent Designees).

          "Telmex Independent Designees" means those individuals nominated by Telmex in accordance with the Stockholders Agreement, who are independent of, and not affiliated with, either Telmex or the Corporation.

                               IDENTIFICATION

          I hereby certify that I am the Secretary of XO Communications and that the foregoing Bylaws were and are the Bylaws adopted by the Directors of the Corporation at a duly constituted meeting of the Board of Directors.



                                             ---------------------------------
                                             [          ]
                                             Secretary